UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     May 3, 2005

LaCROSSE FOOTWEAR, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-23800	39-1446816
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

18550 NE Riverside Parkway, Portland, Oregon 97230
(Address of principal executive offices, including zip code)

(503) 776-1010
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

At the annual meeting of shareholders of LaCrosse Footwear, Inc. (the “Company”), held on May 3, 2005, the shareholders of the Company voted to amend the Company’s 2001 Stock Incentive Plan (the “2001 Plan”) to include an additional 300,000 shares. As of the record date for the annual meeting, an aggregate of 244,335 shares of the Company’s common stock were subject to outstanding awards and 51,725 shares remained available for new awards under the 2001 Plan. A copy of the amended and restated 2001 Plan is attached hereto as Exhibit 10.1 and is incorporated herein.

Also at the annual meeting of shareholders, the Company’s shareholders voted to amend the Company’s 2001 Non-Employee Director Stock Option Plan (the “Director Plan”) to include an additional 50,000 shares. As of the record date for the annual meeting, an aggregate of 70,000 shares of the Company’s common stock were subject to outstanding awards and 21,000 shares remained available for new awards under the Director Plan. A copy of the amended and restated Director Plan is attached hereto as Exhibit 10.2 and is incorporated herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated LaCrosse Footwear, Inc. 2001 Stock Incentive Plan

10.2	Amended and Restated LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

LaCROSSE FOOTWEAR, INC.
Dated: May 6, 2005	By:	/s/ Joseph P. Schneider
Joseph P. Schneider
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated LaCrosse Footwear, Inc. 2001 Stock Incentive Plan

10.2	Amended and Restated LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan

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